UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the
SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report (Date of earliest event reported):  December 21, 2010

NeoMedia Technologies, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-21743	36-3680347
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Concourse Parkway, Suite 500, Atlanta, GA	30328
(Address of principal executive offices)	(Zip code)

Registrant's telephone number, including area code:	(678) 638-0460

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Material Definitive Agreement

Entry into a License, Covenant Not to Sue and Release Agreement for Intellectual Property

On December 21, 2010, NeoMedia Technologies, Inc., a Delaware corporation (the “Company”), entered into a license, covenant not to sue and release agreement (the “Agreement”), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein, to grant a five year, non-exclusive, non-sublicensable license to eBay Inc. (“eBay”). The license grants freedom to operate to eBay, its affiliates and certain third parties, by providing a worldwide right to use the Company’s U.S. Patent Nos. 7,383,209; 6,993,573;6,865,608; 6,542,933; 6,434,561; 6,199,048; 6,108,656; 5,978,773; 7,430,588, and 5,933,829 and related patents and applications, described therein as the Company’s Barcode Technology  (the “Barcode Technology”). The Company will receive a license fee from eBay for the initial term. The Agreement also provides mutual covenants not to sue and mutual releases to the parties.

The Agreement also grants to eBay a 60 day option to a similar license to the Company’s U.S. Patent Nos. 6,766,363; 6,675,165; 6,651,053; and 6,430,554, and related patents and applications described therein as the Company’s Search Technology (the “Search Technology”). Should eBay exercise its option, the Company will receive an additional license fee from eBay for the initial term.

The license to the Company’s Barcode Technology and optional license to the Company’s Search Technology may be extended for successive 3 year terms, for additional license fees, from eBay.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to such document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

           (a)          Not applicable.

           (b)          Not applicable.

           (c)          Not applicable.

(d)         Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Agreement, dated December 21, 2010, by and between the Company and eBay Inc.	Provided Herewith

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 22, 2010	NEOMEDIA TECHNOLGIES, INC.

By: /s/ Michael W. Zima
Name: Michael W. Zima
Its: Chief Financial Officer